CONTACT:
Andy Wrobel
Chief Financial Officer
NTN Communications, Inc.
(760) 930-1177
Andy.Wrobel@ntn.com

                      NTN COMMUNICATIONS ANNOUNCES PROFITS
                  AND POSITIVE CASH FLOW FOR THIRD QUARTER 2005


       Third Quarter 2005 Consolidated EBITDA Improves by $1.5 Million to
                   Positive $1,264,000 over Third Quarter 2004


Third Quarter Highlights:

     o iTV Hospitality Network reached all-time high of 3,959 North America sites

     o Company announced partnership with CBS Sportsline.com for fantasy sports information

     o Company signed a major reseller agreement for its software products

     o Buzztime launched new single player games on four cable systems

     o Buzztime extended its branding reach with book publishing deal

CARLSBAD, CA, November 8, 2005 - NTN Communications, Inc. (AMEX: NTN), a leader in interactive communications and entertainment products for the home and for the hospitality industry, today announced results for the third quarter ended September 30, 2005. NTN will host a live webcast and conference call today at 4:30 pm EST to discuss the results (see conference call details below).

Third Quarter 2005 Results

Consolidated Results

Consolidated revenues for the third quarter of 2005 increased by $1.66 million or 19% to $10.43million, compared to revenues of $8.77 million for the third quarter of 2004.

Consolidated net income increased by $1,478,000 to $246,000 or $0.00 per common share for the Q3 2005 period, compared with a net loss of $1,232,000 or $(0.02) per common share in the Q3 2004 period. The 2005 consolidated net profit represented the combination of a net profit of $740,000 from the NTN Hospitality Technologies division and a net loss of $494,000 from NTN's Buzztime subsidiary.

Consolidated EBITDA improved by $1,498,000 to positive $1,264,000 for the three months ended September 30, 2005 from EBITDA of negative $234,000 for the three months ended September 30, 2004.

Consolidated revenues for the first nine months of 2005 increased by $3.4 million or 13% to $29,561,000, compared to $26,145,000 for the first nine months of 2004.

Cash balance increased by $327,000 during the third quarter of 2005 as income from operations offset investments in capital equipment.

Hospitality Technologies Division Results

Revenues for the Hospitality Technologies division increased by $1,318,000 or 15%, to $9,910,000 for the third quarter of 2005, compared to revenues of $8,592,000 for the third quarter of 2004. The revenue growth arose from all segments of NTN Hospitality Technology Division; the NTN iTV Network both domestically and in Canada, NTN Wireless and Software Solutions.

The division's net profit increased by $1,137,000 to $740,000 for the third quarter of 2005 compared to a net loss of $397,000 for the third quarter of 2004. Within the Hospitality Technologies division, net income of the NTN iTV
Network segment increased by $511,000, primarily as a result of increased customer base. Net income in the Wireless segment increased by $260,000 due to higher margins on its product sales and the absence of legal costs compared to Q3 2004. Net loss in the Software Solutions segment was reduced by $366,000, due primarily to increased sales.

NTN iTV Network's net site count grew by 127 sites in North America during the third quarter of 2005 and by 381 sites since September 30, 2004. The quarter ended with a record North America site count of 3,959.

Management attributes the strong site growth during the first nine months of 2005 to the launch of its new NTN Blast(TM) content, including the Texas Hold 'em poker game, and a restructured sales force. As revenues in the iTV Network segment are derived monthly, most revenues as a result of this nine-month sales increase will be realized in future quarters.


                                                  THREE MONTHS ENDED
                                           SEPTEMBER 30,       SEPTEMBER 30,
                                              2005                  2004           Change
                                          -------------         ------------
Revenues
    NTN iTV Network                        $ 7,385,000         $ 6,545,000         840,000
    NTN Wireless                             1,269,000           1,041,000         228,000
    Software Solutions                       1,256,000           1,006,000         250,000
                                             ---------           ---------
    NTN Hospitality Technologies division    9,910,000           8,592,000       1,318,000
    Buzztime                                   515,000             180,000         335,000
                                           -----------         -----------
    Total revenue                          $10,425,000         $ 8,772,000       1,653,000
                                           ===========         ===========

Net income (loss)
    NTN iTV Network                        $   800,000         $   289,000         511,000
    NTN Wireless                                78,000            (182,000)        260,000
    Software Solutions                        (138,000)           (504,000)        366,000
                                               -------             --------
    NTN Hospitality Technologies division      740,000            (397,000)      1,137,000
    Buzztime                                  (494,000)           (835,000)        341,000
                                           ------------         -----------
Net income (loss)                          $    246,000         $(1,232,000)     1,478,000
                                           ============         ===========


Buzztime Subsidiary Results

Buzztime revenues increased by $335,000 to $515,000 for the third quarter of 2005, from $180,000 for the third quarter of 2004. The primary components of the $335,000 revenue increase were subscription revenues and royalties on game products as the Company recognized licensing revenues from sales of the new Buzztime Home Trivia System, as well as an increase in revenues from mobile and satellite TV distribution.

The net loss for Buzztime was $494,000 for the third quarter of 2005, a reduction of $341,000 from the net loss of $835,000 for the third quarter of 2004.

Overall Results and New Developments

"We are very pleased with the state of the Company's operations as we have created a solid base from performance of our core assets while retaining significant break-out potential," stated chairman and CEO Stanley B. Kinsey. "We now enjoy a unique market position with a loyal player base and broad distribution of our games across mobile, cable, satellite and our own Network, and we plan to increasingly drive revenues from distribution, from advertising, and from our players who want more ways to play.

"In Hospitality," continued Kinsey, "recent successes at Wynn and other major casino and national accounts are positioning our products as market leaders. Our new software reseller agreement positions us to take these products to venues across the country."

A detailed schedule reconciling net income and loss, the nearest GAAP measure, to EBITDA is included in the supplemental tables below. EBITDA is included herein because management believes that certain investors find it to be a useful tool for measuring a company's operating performance. EBITDA should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for, or superior to, GAAP results. Non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare NTN's current results with results from other reporting periods and with the results of other companies.

Conference Call

A conference call to review the third quarter earnings is scheduled for today at 4:30 pm EST. Investors may access the teleconference call by dialing (800) 540-0559 and approximately 15 minutes prior to the starting time and ask to be connected to the NTN Communications Third Quarter Earnings Conference Call.
International callers please dial (785) 832-0326. This call is also being simultaneously webcast and can be accessed at NTN Communications' web site at www.ntn.com.

A replay will be available beginning on immediately following the conclusion of the conference call through November 22, 2005 at 11:59 p.m. EST. Please dial
(800) 839-9302 to access the replay. International callers please dial (402) 220-6082.

An archive of the webcast will also be available on the Company's Web site at www.ntn.com.

About NTN Communications, Inc.

Based in Carlsbad, CA, NTN Communications, Inc. is the parent corporation of the NTN Hospitality Technologies(TM) division and Buzztime Entertainment, Inc., a subsidiary. The NTN Hospitality Technologies segment, which focuses on the out-of-home hospitality industries, is comprised of the NTN interactive Television (iTV) Network, NTN Wireless Communications, Inc., and NTN Software Solutions, Inc. Buzztime Entertainment, Inc. produces Buzztime(R), the play-along games channel, live sports prediction games such as QB1(R) and many other games that allow one or many players to participate. In addition to the NTN iTV Network, Buzztime's games are available on cable TV, satellite TV, mobile phones and plug-n-play home versions. For more information, please see www.ntn.com.

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, future expansion and distribution of product and service lines, anticipated revenues and performance of independent resellers are all based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products, delays in closing of sales or agreements, unforeseen and uncontrollable increases in expenses or costs and the impact of competitive products and pricing. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of NTN's Form 10-K/A for the year ended December 31, 2004, which is on file with the Securities and Exchange Commission. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

       For additional free information on NTN Communications at no charge,

             please call 1-800-PRO-INFO and enter ticker symbol NTN

                              -- Tables to Follow -

                    NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets

                                                    SEPTEMBER 30,           JUNE 30,
                                                        2005                  2005             DECEMBER 31,
                                                     (UNAUDITED)           (UNAUDITED)             2004
                                                    -------------          -----------         ------------
Current assets:
    Cash and cash equivalents                        $  4,974,000         $  4,647,000         $  6,710,000
    Restricted cash                                        68,000               65,000               66,000
    Accounts receivable, net                            3,385,000            3,609,000            3,405,000
    Investment available-for-sale                         345,000              422,000              304,000
    Inventory                                             303,000              411,000              399,000
    Deposits on broadcast equipment                       662,000              653,000              534,000
    Deferred costs                                      1,102,000            1,041,000              960,000
    Prepaid expenses and other current assets           1,070,000            1,168,000            1,128,000
                                                     ------------         ------------         ------------
           Total current assets                        11,909,000           12,016,000           13,506,000

Broadcast equipment and fixed assets, net               8,228,000            7,772,000            6,451,000
Software development costs, net                           723,000              728,000              763,000
Deferred costs                                          1,276,000            1,159,000              922,000
Intangible assets, net                                  3,130,000            3,289,000            4,011,000
Goodwill                                                3,658,000            3,658,000            3,658,000
Other assets                                              128,000              141,000               77,000
                                                      -----------         ------------         ------------
           Total assets                              $ 29,052,000         $ 28,763,000         $ 29,388,000
                                                     ============         ============         ============

                      Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable                                 $  1,097,000         $  1,221,000         $  1,590,000
    Accrued expenses                                    1,315,000            1,346,000            1,125,000
    Revolving line of credit                              700,000              700,000                   --
    Accrued salaries                                       76,000              282,000              447,000
    Accrued vacation                                      613,000              666,000              635,000
    Taxes payable                                         605,000              589,000              558,000
    Obligations under capital leases                      384,000              306,000              148,000
    Equipment note payable                                 78,000              157,000              620,000
    Deferred revenue - Buzztime                           674,000              706,000              291,000
    Deferred revenue  - Hospitality Technologies        2,185,000            2,031,000            1,448,000
                                                      -----------         ------------         ------------
           Total current liabilities                    7,727,000            8,004,000            6,862,000

Obligations under capital leases, excluding current
portion                                                   490,000              338,000              123,000
Deferred revenue, excluding current portion -             270,000              256,000              368,000
Hospitality Technologies                             ------------         ------------         ------------
        Total liabilities                               8,487,000            8,598,000            7,353,000
                                                     ------------         ------------         ------------

Shareholders' equity:

 Series A 10% cumulative convertible preferred stock,
 $.005 par value,$161,000 liquidation preference,
 5,000,000 shares authorized;
 161,000 shares issued and outstanding at
 September 30, 2005, June 30, 2005 and
 December 31, 2004                                          1,000                1,000                1,000

Common stock, $.005 par value, 84,000,000 shares
 authorized; 53,690,000, 53,519,000 and 53,026,000 shares
 issued and outstanding at September 30, 2005,
 June 30, 2005 and December 31, 2004,respectively         267,000              266,000              264,000

 Additional paid-in capital                           109,650,000          109,464,000          109,008,000
 Accumulated deficit                                  (88,962,000)         (89,208,000)         (86,769,000)
 Accumulated other comprehensive loss                    (391,000)            (358,000)            (469,000)
                                                    --------------        -------------        -------------
     Total shareholders' equity                        20,565,000           20,165,000           22,035,000
                                                      -----------         ------------         ------------
        Total liabilities and shareholders' equity $   29,052,000       $   28,763,000       $   29,388,000
                                                   ===============      ==============       ==============


                                               NTN COMMUNICATIONS, INC. AND SUBSIDIARIES
                                           Consolidated Statements of Operations (Unaudited)

                                                            THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                  ------------------------------------     -------------------------------------
                                                     SEPTEMBER 30,     SEPTEMBER 30,         SEPTEMBER 30,       SEPTEMBER 30,
                                                         2005              2004                  2005                2004
                                                  ------------------ -----------------     ----------------- -------------------
Revenues:
    Hospitality Technologies revenues                 $ 9,910,000          $ 8,592,000         $ 28,520,000        $25,883,000
    Buzztime revenues                                     515,000              180,000            1,041,000            262,000
                                                      -----------          -----------         ------------        -----------
          Total revenues                               10,425,000            8,772,000           29,561,000         26,145,000
                                                      -----------          -----------         ------------        -----------
Operating expenses:
  Direct operating costs (includes
    depreciation of $821,000, $763,000, $2,386,000
    and $2,218,000 for the three months ended
    September 30,2005 and 2004 and for the
    nine months ended September 30, 2005 and 2004,
    respectively)                                       3,249,000            3,013,000           10,107,000          9,150,000
  Non-cash charge related to software product sales            --                   --              276,000                 --
  Selling, general and administrative                   6,349,000            6,010,000           19,385,000         18,333,000
  Litigation, legal and professional fees                 267,000              603,000              837,000          1,350,000
  Stock based compensation                                 47,000               59,000              239,000            152,000
  Depreciation and amortization                           212,000              217,000              632,000            654,000
  Research and development                                 70,000               84,000              195,000            256,000
                                                      -----------          -----------          -----------        -----------

         Total operating expenses                      10,194,000            9,986,000           31,671,000         29,895,000
                                                      -----------          -----------          -----------        -----------
Operating income (loss)                                   231,000           (1,214,000)          (2,110,000)        (3,750,000)
                                                      -----------          -----------          -----------        -----------

Other income (expense):
    Interest income                                        20,000               24,000               71,000             66,000
    Interest expense                                      (55,000)             (30,000)            (128,000)           (96,000)
    Other income                                               --                   --                   --            225,000
                                                      -----------          -----------          -----------        -----------
         Total other income (expense)                    (35,000)              (6,000)             (57,000)            195,000
                                                     ------------         ------------         ------------        -----------

Net income (loss) before income taxes                     196,000           (1,220,000)          (2,167,000)        (3,555,000)

Provision (benefit) for income taxes                      (50,000)              12,000               26,000             45,000
                                                     ------------          -----------          -----------        -----------

         Net income (loss)                            $   246,000          $(1,232,000)        $ (2,193,000)       $(3,600,000)
                                                      ===========          ===========          ===========        ===========

Net income (loss) per common share - basic            $      0.00          $     (0.02)        $      (0.04)       $     (0.07)
                                                      ===========          ===========          ===========        ===========

Weighted average shares outstanding - basic            53,604,000           52,868,000           53,411,000         52,484,000
                                                      ===========          ===========          ===========        ===========

Net income (loss) per common share - diluted          $      0.00                (0.02)               (0.04)             (0.07)
                                                      ===========          ===========          ===========        ===========

 Weighted average shares outstanding - diluted         60,632,000           52,868,000           53,411,000         52,484,000
                                                      ===========          ===========          ===========        ===========


                               EBITDA Calculation

The following table reconciles our net income (loss) per GAAP to EBITDA:

                                                       THREE MONTHS ENDED SEPTEMBER 30,
                                                -----------------------------------------------
                                                     2005             2004           Change
                                                -----------------------------------------------
              EBITDA Calculation

         Net income (loss) per GAAP             $   246,000      $(1,232,000)     $ 1,478,000
              Interest expense (net)                 35,000            6,000           29,000
              Depreciation and amortization       1,033,000          980,000           53,000
              Income taxes                          (50,000)          12,000          (62,000)
                                                -----------      -----------      -----------
                        EBITDA                  $ 1,264,000      $  (234,000)     $ 1,498,000
                                                ===========      ===========      ===========
